Exhibit 99.2

1-800-FLOWERS.COM, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Statements

On March 15, 2017, 1-800-Flowers.com, Inc., a Delaware corporation (the “Company”), and Ferrero International S.A., a Luxembourg corporation (“Ferrero”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Ferrero agreed to purchase from the Company all of the outstanding equity of Fannie May Confections Brands, Inc., including its subsidiaries, Fannie May Confections, Inc. and Harry London Candies, Inc. (“Fannie May”) (the “Disposition”). At this time, the Company had determined that the Fannie May business met the held for sale criteria, as prescribed by FASB ASC 360-10-45-9, but did not meet the criteria to qualify as a discontinued operation. As such, the assets and liabilities of Fannie May were presented as "Assets held for sale" and "Liabilities held for sale" in the Company's condensed consolidated balance sheet as of April 2, 2017, as filed within the Form 10-Q filed with the SEC on May 12, 2017.

On May 30, 2017, the Company completed the Disposition for a total consideration of $115.0 million in cash (subject to adjustment for seasonal working capital). The Company and Ferrero also entered into a transition services agreement whereby the Company will provide certain post-closing services to Ferrero and Fannie May related to the business of Fannie May and a commercial agreement with respect to the distribution of certain Ferrero and Fannie May products. The Disposition constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X.

The accompanying unaudited pro forma condensed consolidated balance sheet as of April 2, 2017, gives effect to the Disposition as if the transaction occurred on April 2, 2017. The accompanying unaudited condensed consolidated statements of income for year ended July 3, 2016 and for the nine months ended April 2, 2017, give effect to the Disposition as if the transaction had occurred on June 29, 2015. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Disposition. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or income statement results would have actually been had the Disposition occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future consolidated financial performance and income statement results.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with 1-800-FLOWERS.COM’s historical audited consolidated financial statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for its fiscal year ended July 3, 2016, and Quarterly Report on Form 10-Q as of and for the nine months ended April 2, 2017.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	April 2, 2017
	Historical Results	Pro Forma Adjustments		Pro Forma Results
Assets	(a)
Current assets:
Cash and cash equivalents	$56,765	$108,802	(e)	$165,567
Trade receivables, net	21,549	-		21,549
Inventories	63,713	-		63,713
Prepaid and other	17,388	-		17,388
Assets held for sale	91,822	(91,822)	(d)	-
Total current assets	251,237	16,980		268,217

Property, plant and equipment, net	154,668	-		154,668
Goodwill	62,767	-		62,767
Other intangibles, net	61,441	-		61,441
Other assets	9,685	-		9,685
Total assets	$539,798	$16,980		$556,778

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$19,457	-		$19,457
Accrued expenses	87,921	-		87,921
Current maturities of long-term debt	6,469	-		6,469
Liabilities held for sale	4,428	(4,428)	(d)	-
Total current liabilities	118,275	(4,428)		113,847

Long-term debt	103,300	-		103,300
Deferred tax liabilities	33,628	-		33,628
Other liabilities	9,225	-		9,225
Total liabilities	264,428	(4,428)		260,000
Total stockholders' equity	275,370	21,408	(f)	296,778
Total liabilities and stockholders' equity	$539,798	$16,980		556,778

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Income

(in thousands, except share data)

(unaudited)

	Nine Months Ended April 2, 2017
	Historical Results	Pro Forma Adjustments		Pro Forma Results
	(a)	(c)

Net revenues	$954,097	$(71,918)		$882,179
Cost of revenues	532,135	(44,359)		487,776
Gross profit	421,962	(27,559)		394,403
Operating expenses:
Marketing and sales	245,112	(20,211)		224,901
Technology and development	29,591	(115)		29,476
General and administrative	64,446	(5,527)		58,919
Depreciation and amortization	25,656	(2,437)		23,219
Total operating expenses	364,805	(28,290)		336,515
Operating income	57,157	731		57,888
Interest expense, net	4,796	-		4,796
Other income	(570)	-		(570)
Income before income taxes	52,931	731		53,662
Income tax expense	16,903	256	(g)	17,159
Net income	$36,028	$475		$36,503

Basic net income per common share attributable to 1-800-FLOWERS.COM, Inc.	$0.55			$0.56

Diluted net income per common share attributable to 1-800-FLOWERS.COM, Inc.	$0.53			$0.54

Weighted average shares used in the calculation of net income per common share:
Basic	65,169			65,169
Diluted	67,747			67,747

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Income

(in thousands, except share data)

(unaudited)

	Year Ended July 3, 2016
	Historical Results	Pro Forma Adjustments		Pro Forma Results
	(b)	(c)

Net revenues	$1,173,024	$(81,286)		$1,091,738
Cost of revenues	655,566	(46,467)		609,099
Gross profit	517,458	(34,819)		482,639
Operating expenses:
Marketing and sales	318,175	(27,936)		290,239
Technology and development	39,234	(160)		39,074
General and administrative	84,383	(7,303)		77,080
Depreciation and amortization	32,384	(3,928)		28,456
Total operating expenses	474,176	(39,327)		434,849
Operating income	43,282	4,508		47,790
Interest expense, net	6,674	38		6,712
Other (income) expense, net	(14,839)	19,611	(h)	4,772
Income before income taxes	51,447	(15,141)		36,306
Income tax expense	15,579	(5,299)	(g)	10,280
Net income	35,868	(9,842)		26,026
Less: Net loss attributable to noncontrolling interest	(1,007)			(1,007)
Net income attributable to 1-800-FLOWERS.COM, Inc.	$36,875	$(9,842)		$27,033

Basic net income per common share attributable to 1-800-FLOWERS.COM, Inc.	$0.57			$0.42

Diluted net income per common share attributable to 1-800-FLOWERS.COM, Inc.	$0.55			$0.40

Weighted average shares used in the calculation of net income per common share:
Basic	64,896			64,896
Diluted	67,083			67,083

See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(unaudited)

1.	Pro Forma Adjustments

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained:

(a)

Reflects the Company’s condensed consolidated balance sheet and statement of income as of and for the nine months ended April 2, 2017, as contained in the financial statements presented in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 12, 2017.

(b)

Reflects the Company’s consolidated statement of income for the year ended July 3, 2016, as contained in the financial statements presented in the Company’s Annual Report on Form 10-K, as filed with the SEC on September 16, 2016.

(c)	Represents the elimination of revenues and expenses associated with the Fannie May business for the nine months ended April 2, 2017 and for the year ended July 3, 2016.

(d)	Represents the elimination of the assets and liabilities associated with the Fannie May business as of April 2, 2017.

(e)	Represents the estimated cash received by the Company, net of closing costs and working capital adjustments, as if the Disposition occurred on April 2, 2017.

(f)

Represents the estimated gain on sale, net of closing costs and working capital adjustments, as if the Disposition occurred on April 2, 2017. As the tax basis of Fannie May exceeded the value received from the Disposition, no pro forma tax adjustment was made with respect to the gain. It should be noted that the estimated gain on sale, based on the April 2, 2017 balance sheet, may be different from the gain that will be recognized during the year ended July 2, 2017.

As the gain is directly attributable to the Disposition and is not expected to have a continuing impact on the Company’s operations, it is only reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet.

(g)	Reflects the tax effect of pro forma adjustments using the statutory tax rate for the nine months ended April 2, 2017 and the year ended July 3, 2016.

(h)

Note that the historical results for the year ended July 3, 2016 include a non-recurring $19.6 million gain as a result of insurance recovery related to a November 27, 2014 fire that occurred at Fannie May’s principal warehousing and distribution facilities. For further details see the Company’s Annual Report on Form 10-K filed for the year ended July 3, 2016, as filed with the SEC on September 16, 2016.

2.	Transition Services and Commercial Agreement

In connection with the Disposition, effective with the closing on May 30, 2017, the Company entered into a transition services agreement with Ferrero, whereby the Company will provide certain post-closing services to Ferrero and Fannie May, related to the business of Fannie May, and a commercial agreement with respect to the distribution of certain Ferrero and Fannie May products. No pro forma adjustments have been made in association with these agreements, as services to be provided are not considered material, and the variable elements are not estimable at this time.